Exhibit 2.4

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Execution Version

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

This Amendment No. 1 to the Stock Purchase Agreement (this “Amendment”) is made as of November 17, 2020, by and among Oncopia Therapeutics, Inc., a Delaware corporation (the “Company”), Pharmavant 5, Inc. (“Purchaser”), and the undersigned stockholders of the Company and shall be binding on each other stockholder of the Company who executes and delivers a Joinder Agreement following the date hereof and [***] a North Carolina limited liability company, solely in its capacity as the representative of the Selling Securityholders. Capitalized terms used in this Amendment and not otherwise defined have the meanings given to them in the Purchase Agreement (as defined below).

RECITALS

A. Each of the parties hereto previously entered into the Stock Purchase Agreement, dated as of November 6, 2020 (the “Purchase Agreement”).

B. Each of the parties hereto wish to amend certain provisions of the Purchase Agreement as set forth in this Amendment.

C. The Board of Directors of the Company has approved the execution and delivery of this Amendment on behalf of the Company.

AGREEMENT

In consideration of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Purchase Agreement.

(a) The definition of “Closing Indebtedness” provided for in Section 1.1 of the Purchase Agreement is amended and restated in its entirety to read as follows:

“Indebtedness” means (i) indebtedness of the Company or its Subsidiary for borrowed money (including principal and accrued and unpaid interest), or for the deferred purchase price of property or services (other than current trade liabilities incurred in the Ordinary Course of Business and payable in accordance with customary practices and not more than ninety (90) days past due), (ii) obligations of the Company or its Subsidiary evidenced by bonds, debentures, notes or similar instruments, (iii) obligations of the Company or its Subsidiary under conditional sale or other title retention agreements relating to property or assets purchased by the Company or its Subsidiary, (iv) indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or other claim on property owned or acquired by the Company or its Subsidiary,

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

whether or not the obligations secured thereby have been assumed, (v) guarantees by the Company or its Subsidiary of indebtedness of others, (vi) capital lease obligations of the Company or its Subsidiary, (vii) obligations of the Company or its Subsidiary in respect of interest rate protection agreements, foreign currency exchange agreements, caps or collar agreements or other interest or exchange rate hedging arrangements either generally or under specific contingencies, (viii) obligations of the Company or its Subsidiary as an account party in respect of letters of credit and banker’s acceptances, (ix) obligations of the Company or its Subsidiary consisting of overdrafts (e.g., cash float reflected as a negative on the cash line), (x) any Severance Costs, (xi) any termination, pre-payment, balloon or similar fees or payments (including penalties) on account of outstanding Indebtedness, (xii) any unpaid Taxes that have currently accrued or are otherwise due and payable as of the Closing (including the employer portion of any Taxes required to be paid with respect to any Severance Costs or payments made with respect to the Company Options) and (xiii) any payments in connection with any change in control obligations of the Company or its Subsidiary arising due to, or in connection with, the closing of the Transactions (including any “single-trigger” or “double-trigger” change of control obligations); provided that “Indebtedness” specifically excludes the Convertible Notes and that certain Promissory Note, dated [***] between the Company and Purchaser in the principal amount of [***].

(b) The definition of “Estimated Upfront Payment” provided for in Section 1.1 of the Purchase Agreement is amended and restated in its entirety to read as follows:

“Estimated Upfront Payment” means an amount, in cash, of [***], plus (i) the Estimated Closing Working Capital Adjustment, minus (ii) the aggregate amount, if any, of the Estimated Closing Indebtedness, minus (iii) the Representative Fund Amount, minus (iv) the Adjustment Escrow Fund Amount, plus (v) the aggregate exercise price that would be payable to the Company if all Company Options were exercised as of the Closing Date, minus (vi) the Estimated Expense Excess, minus (vii) [***].

(c) The definition of “Expense Excess” provided for in Section 1.1 of the Purchase Agreement is amended and restated in its entirety to read as follows:

“Expense Excess” means the positive amount, if any, of (i) the Expenses, minus (ii) [***].

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(d) The definition of “Final Upfront Payment” provided for in Section 1.1 of the Purchase Agreement is amended and restated in its entirety to read as follows:

“Final Upfront Payment” means [***] plus (i) the Closing Working Capital Adjustment (as finally determined pursuant to Section 2.4 (Post-Closing Adjustment)), minus (ii) the aggregate amount, if any, of the Closing Indebtedness (as finally determined pursuant to Section 2.4 (Post-Closing Adjustment)) minus (iii) the Representative Fund Amount, minus (iv) the Adjustment Escrow Fund Amount, plus (v) the aggregate exercise price that would be payable to the Company if all Company Options that are outstanding immediately prior to the Closing were exercised at such time, minus (vi) the Expense Excess, minus (vii) the [***] Payments.

(e) The definition of “Working Capital Target” provided for in Section 1.1 of the Purchase Agreement is amended and restated in its entirety to read as follows:

“Working Capital Target” means an amount equal to [***].

(f) All references to “[***]” and “[***]” in the Purchase Agreement shall be deleted in its entirety.

2. Agreement References. All references to the “Agreement” in the Purchase Agreement will be deemed to be references to the Purchase Agreement as amended by this Amendment.

3. Headings. The headings set forth in this Amendment are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Amendment or any of its terms or provisions.

4. Confirmation of the Purchase Agreement. Other than as expressly modified by this Amendment, all provisions of the Purchase Agreement remain unmodified and in full force and effect.

5. Miscellaneous Provisions. The provisions of Article 9 of the Purchase Agreement apply to this Amendment as if fully set forth in this Amendment mutatis mutandis.

[Signature page follows.]

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Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

IN WITNESS WHEREOF, the parties, intending legally to be bound, have caused this Amendment to be duly executed and delivered as of the day and year first herein above written.

COMPANY:

Oncopia Therapeutics, Inc.

By:	[***]

Print Name:	[***]

Title:	[***]

[Signature Page to Amendment No. 1 to Purchase Agreement]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

PURCHASER:

Pharmavant 5, Inc.

By:	[***]

Print Name:	[***]

Title:	[***]

[Signature Page to Amendment No. 1 to Purchase Agreement]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SELLING SECURITYHOLDERS:

[***]
[***]

[***]
[***]

[Signature Page to Amendment No. 1 to Purchase Agreement]